EXHIBIT 4.3

TRUST AGREEMENT

BETWEEN

ALLY AUTO ASSETS LLC,

DEPOSITOR

AND

[    ],

OWNER TRUSTEE and PAYING AGENT

DATED AS OF [    ], 20

		Page

ARTICLE I	DEFINITIONS AND INCORPORATION BY REFERENCE	1

Section 1.1	Definitions	1

ARTICLE II	ORGANIZATION	1

Section 2.1	Name	1
Section 2.2	Office	1
Section 2.3	Purposes and Powers	1
Section 2.4	Appointment of Owner Trustee	2
Section 2.5	Initial Capital Contribution of Owner Trust Estate	2
Section 2.6	Declaration of Trust	3
Section 2.7	Liability of the Certificateholders	3
Section 2.8	Title to Trust Property	3
Section 2.9	Situs of Trust	3
Section 2.10	Representations and Warranties of the Depositor	4
Section 2.11	Tax Treatment	4

ARTICLE III	THE CERTIFICATES	5

Section 3.1	Initial Certificate Ownership	5
Section 3.2	[Form of the] [Book-Entry] Certificates	6
Section 3.3	Execution, Authentication and Delivery	8
Section 3.4	Registration of Certificates; Registration of Transfer and Exchange of Certificates	8
Section 3.5	Mutilated, Destroyed, Lost or Stolen Certificates	15
Section 3.6	Persons Deemed Certificateholders	16
Section 3.7	Access to List of Certificateholders’ Names and Addresses	16
Section 3.8	Maintenance of Corporate Trust Office	16
Section 3.9	Appointment of Paying Agent	17
Section 3.10	Depositor as Certificateholder	17
Section 3.11	[Rule 144A Information	17
Section 3.12	[Definitive Certificates	17
Section 3.13	[Notices to Clearing Agency	18
Section 3.14	Restrictions on Note Acquisitions	18
Section 3.15	OFAC Certification	18

ARTICLE IV	ACTIONS BY OWNER TRUSTEE	19

Section 4.1	Prior Notice to Certificateholders with Respect to Certain Matters	20
Section 4.2	Action by Certificateholders with Respect to Certain Matters	19
Section 4.3	Action by Certificateholders with Respect to Bankruptcy	20
Section 4.4	Restrictions on Certificateholders’ Power	20
Section 4.5	Majority Control	20

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(continued)

-ii-

(continued)

		Page

Section 9.14	Information to be Provided by the Owner Trustee	39
Section 9.15	[Foreign Certificateholder Voting Restriction	40
Section 9.16	Anti-Money Laundering Law	41

EXHIBIT A	Form of [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate

EXHIBIT B	Certificate of Trust of Ally Auto Receivables Trust 20 -

EXHIBIT C	Form of Undertaking Letter

-iii-

TRUST AGREEMENT, dated as of [    ], 20    , is between ALLY AUTO ASSETS LLC, a Delaware limited liability company, in its capacity as a depositor (the “Depositor”), and [    ], a Delaware [    ], as trustee and not in its individual capacity (the “Owner Trustee”), and as paying agent.

WHEREAS, the Depositor and the Owner Trustee previously entered into a certain Trust Agreement, dated [    ], 20     (the “Original Trust Agreement”), that contemplated this Trust Agreement; and

WHEREAS, the Depositor, Ally Bank and the Owner Trustee desire hereby to amend and restate the Original Trust Agreement in its entirety.

NOW, THEREFORE, the Depositor and the Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions. Certain capitalized terms used in this Trust Agreement shall have the respective meanings assigned to them in Part I of Appendix A to the Servicing Agreement of even date herewith among the Depositor, the Servicer and the Trust (as amended, supplemented or modified from time to time, the “Servicing Agreement”). All references herein to “the Agreement” or “this Agreement” are to this Trust Agreement. All references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of Appendix A to the Servicing Agreement shall be applicable to this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1 Name. The Trust continued hereby shall be known as Ally Auto Receivables Trust 20 - , in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Owner Trustee has filed the Certificate of Trust on behalf of the Trust pursuant to Section 3810(a) of the Statutory Trust Act.

Section 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice, which notice may be via email, to the Certificateholders and the Depositor.

Section 2.3 Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority and is hereby authorized, to engage in the following activities:

(a) to acquire, manage and hold the Receivables;

(b) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Certificates;

(c) to acquire certain property and assets from the Depositor on the [Initial] Closing Date [and, from time to time, on the Subsequent Closing Dates thereafter] pursuant to the Trust Sale Agreement and any other Further Transfer Agreements, to make payments to the Noteholders and the Certificateholders, to make deposits into and withdrawals from the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust;

(d) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the terms of the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of this Agreement and the Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

(e) to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is to be a party;

(f) [to enter into interest rate swaps and caps and forward contracts, only in connection with the Offered Notes on the [Initial] Closing Date;]

(g) [to enter into interest rate swaps and caps and other derivative instruments in connection with the Restricted Notes and Certificates;]

(h) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(i) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Securityholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents. [Notwithstanding anything to the contrary in this Agreement or in any other document, neither the Trust nor the Owner Trustee (nor any agent of either person) shall be authorized or empowered to acquire any other investments, reinvest any proceeds of the Trust or engage in activities other than the foregoing, and, in particular neither the Trust nor the Owner Trustee (nor any agent of either person) shall be authorized or empowered to do anything that would cause the Trust to fail to qualify as a grantor trust for United States federal income tax purposes.]

Section 2.4 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust to have all the rights, powers and duties set forth herein.

Section 2.5 Initial Capital Contribution of Owner Trust Estate. The Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of [    ], 20    , the sum of one dollar. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of [    ], 20    , of the foregoing contribution which constituted the initial Owner Trust Estate. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.6 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate (in the name of the Trust and not in the Owner Trustee’s name for the Trust, except as required by, and in accordance with, Section 2.8) in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act, that this Agreement constitute the governing instrument of such statutory trust and that the Certificates represent the beneficial interests therein. The rights of the Certificateholders shall be determined as set forth herein and in the Statutory Trust Act and the relationship between the parties hereto created by this Agreement shall not constitute indebtedness for any purpose. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Trust.

Section 2.7 Liability of the Certificateholders. Certificateholders and holders of beneficial interests therein shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 2.8 Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be transferred to and vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be. Any such trustee shall take such part of the Owner Trust Estate subject to the security interest of the Indenture Trustee therein established under the Indenture. Such trustee’s acceptance of its appointment shall constitute acknowledgment of such security interest and shall constitute a Grant to the Indenture Trustee of a security interest in all property held by such trustee. Any such trustee shall prepare and file all such financing statements naming such trustee as debtor that are necessary or advisable to perfect, make effective or continue the lien and security interest of the Indenture Trustee.

Section 2.9 Situs of Trust. The Trust shall be located and administered in the States of Delaware or New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any State other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in the State of Delaware or the State of New York, and payments shall be made by the Trust only from the State of Delaware or the State of New York. The only office of the Trust shall be the Corporate Trust Office of the Owner Trustee in the State of Delaware.

Section 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a) The Depositor has been duly formed and is validly existing as an entity in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables contemplated to be transferred to the Trust pursuant to the Trust Sale Agreement.

(b) The Depositor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

(c) The Depositor has the power and authority to execute and deliver this Agreement and any other Basic Documents to which the Depositor is a party and to carry out its terms, the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust as part of the Owner Trust Estate and the Depositor has duly authorized such sale and assignment to the Trust by all necessary limited liability company action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary limited liability company action.

(d) The consummation of the transactions contemplated by this Agreement and any other Basic Documents to which the Depositor is a party, and the fulfillment of the terms of this Agreement and any other Basic Documents to which the Depositor is a party do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

Section 2.11 Tax Treatment. [As long as the Depositor or an Affiliate that is treated as the same Person as the Depositor for federal income tax purposes is the sole owner of the Certificates,] The Depositor and Owner Trustee, by entering into this Agreement, express their intention that the Trust will be [treated, for United States federal income tax purposes, as a grantor trust and it is neither the purpose nor the intent of the parties hereto to create a partnership, joint venture or association taxable as a corporation] [disregarded for federal income tax purposes and will be treated as a division of the Depositor (or if the Depositor is disregarded as a separate entity for federal income tax purposes, the Depositor’s first direct or indirect parent entity that is not disregarded as a separate entity for federal income tax purposes)]. If the Depositor is not the sole owner or beneficial owner of the Certificates, through sale of the Certificates, issuance by the Trust of additional Certificates to a Person other than the Depositor or otherwise, the Depositor and the Owner Trustee, by entering into this Agreement, and the

Certificateholders, by acquiring any Certificates or interest therein, (i) express their intention that the Certificates will[, for United States federal income tax purposes,] qualify as [equity interests in either (A) a division of an entity which is not disregarded as a separate entity for federal income tax purposes, or (B) a partnership for federal income tax purposes if the Certificates are owned by more than one Person (as long as (1) such Persons are not disregarded as separate entities for federal income tax purposes and (2) if such Persons are disregarded as separate entities for federal income tax purposes, such Persons are not treated as a division of the same Person)] [interests in a grantor trust] and (ii) unless otherwise required by the appropriate taxing authorities, agree to treat the Certificates as [equity] interests in an entity as described in clause (i) of this Section 2.11 for [the purposes of federal income taxes, State and local income and franchise taxes and any other taxes imposed upon, measured by, or based upon gross receipts or gross or net income] [United States federal income tax purposes]. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Trust for such tax purposes. [Each registered owner of and, if different, each owner of a beneficial interest in, a Certificate (other than the Depositor or any Affiliate of the Depositor) shall deliver to the Owner Trustee, the Administrator and the Paying Agent two properly completed and duly executed originals of U.S. Internal Revenue Service Form W-9 (or applicable successor form) certifying that it is a United States person and not subject to backup withholding, or other information or documentation requested by the Administrator or the Owner Trustee to determine, in its sole discretion, that payments on such Certificates will not be subject to withholding under U.S. tax law.] [In furtherance of the foregoing, (i) the purpose of the Trust shall be to protect and conserve the assets of the Trust, and the Trust shall not at any time engage in or carry on any kind of business or any kind of commercial or investment activity other than as expressly permitted by this Trust Agreement and (ii) the Trust and Owner Trustee (and any agent of either person) shall take, or refrain from taking, all such action as is necessary to maintain the status of the Trust as a grantor trust. Notwithstanding anything to the contrary in this Trust Agreement or otherwise, neither the Trust nor the Owner Trustee (nor any agent of either person) shall (1) acquire any assets or dispose of any portion of the Trust other than pursuant to the specific provisions of this Trust Agreement, (2) vary the investment of the Trust within the meaning of Treasury Regulation Section 301.7701-4(c) or (3) substitute new investments or reinvest so as to enable the Trust to take advantage of variations in the market to improve the investment of any Certificateholder. The Owner Trustee shall not have any authority to manage, control, use, sell, dispose of or otherwise deal with any part of the Trust property except as required by the express terms of this Trust Agreement in accordance with the powers granted to or the authority conferred upon the Owner Trustee pursuant to this Agreement.]

ARTICLE III

THE CERTIFICATES

Section 3.1 Initial Certificate Ownership. Since the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5, the Depositor has been the sole beneficial owner.

Section 3.2 [Form of the] [Book-Entry] Certificates.

(a) [Each of the Certificates, upon original issuance, shall be issued in the form of Exhibit A hereto representing the Book-Entry Certificates, to be delivered to and held by the Owner Trustee, as agent for the initial Clearing Agency, by or on behalf of the Trust, or in the case of the Retained Certificates, at the Depositor’s option, as Definitive Certificates delivered to the Depositor or its representative.

(b) At the election of the applicable Certificateholder, the Definitive Certificates issued pursuant to Section 3.2(a) may be exchanged for Book-Entry Certificates, to be delivered to the Owner Trustee, as agent for the Clearing Agency, by, or on behalf of, the Trust.] [Each of the Certificates, upon original issuance, will be issued in the form of Exhibit A hereto, representing the Book-Entry Certificates, to be delivered to the Owner Trustee, as agent for the Clearing Agency, by, or on behalf of, the Trust.] [The Book-Entry Certificates shall be issued in an aggregate nominal principal amount of the exchanged Definitive Certificates. All beneficial interests in the Book-Entry Certificates shall be owned, in the minimum principal amount of $1,100 and integral multiples of $1 in excess thereof. The Trust shall not issue any Certificate that would cause the aggregate nominal principal amount of all Certificates to exceed $100,000, or 100,000 units, without the prior written consent of all Certificateholders. No distributions of moneys to the Certificateholders under the Basic Documents shall be deemed to reduce the nominal principal amount of any Certificate prior to payment in full of all Notes; provided, however, that the final aggregate $100,000 distributed to the Certificateholders under the Basic Documents upon final distribution of the Trust Estate and termination of the Trust pursuant to Section 7.1 shall be deemed to repay the aggregate nominal principal amount of the Certificates in full; and provided, further, that any failure to pay in full the nominal principal amount of a Certificate on such final distribution date shall not result in any recourse to, claim against or liability of any Person for such shortfall. Any amounts payable to the Certificateholders on or in respect of the Certificates under the Basic Documents shall be paid and allocated to the various Certificateholders ratably based on their respective Percentage Interests. Such Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Certificate Depository (initially, Cede & Co.), and no Certificate Owner shall receive a Definitive Certificate representing such Certificate Owner’s interest in such Book-Entry Certificate, except as provided in Section 3.12. After such time as Book-Entry Certificates have been issued and unless and until Definitive Certificates have been issued to the applicable Certificateholders pursuant to Section 3.12 in exchange for the Book-Entry Certificates:

(i) the provisions of this Section 3.2 shall be in full force and effect;

(ii) the Certificate Registrar, the Paying Agent and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of amounts payable under the Basic Documents and the giving of instructions or directions hereunder) as the sole Certificateholders of the Certificates other than the Definitive Certificates, and shall have no obligation to the Certificate Owners other than the Certificateholders of the Definitive Certificates;

(iii) to the extent that the provisions of this Section 3.2 conflict with any other provisions of this Agreement, the provisions of this Section 3.2 shall control;

(iv) the rights of Certificate Owners (other than the Certificateholders of the Definitive Certificates) shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Certificate Owners and the Clearing Agency or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.12, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit payments due under the Basic Documents with regard to the Book-Entry Certificates to such Clearing Agency Participants;

(v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified Percentage Interest, the Clearing Agency shall deliver instructions to the Owner Trustee only to the extent that it has received instructions to such effect from Certificate Owners or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Certificates;

(vi) owners of a beneficial interest in a Book-Entry Certificate shall not be entitled to have any portion of a Book-Entry Certificate registered in their names and shall not be considered to be the Certificateholders of any Book-Entry Certificates under this Trust Agreement; and

(vii) payments on a Book-Entry Certificate shall be made to the Clearing Agency, or its nominee, as the registered owner thereof, and none of the Trust, the Owner Trustee or the Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

(c) Notwithstanding any provision to the contrary herein, so long as a Book-Entry Certificate remains outstanding and is held by or on behalf of the Clearing Agency, transfers of a Book-Entry Certificate, in whole or in part, shall only be made in accordance with Section 3.4. Subject to Section 3.4, transfers of a Book-Entry Certificate shall be limited to transfers of such Book-Entry Certificate in whole, but not in part, to a nominee of the Clearing Agency or to a successor of the Clearing Agency or such successor’s nominee.]

(d) In the event that a Book-Entry Certificate is exchanged for one or more Definitive Certificates pursuant to Section 3.12, such Certificates may be exchanged for one another only in accordance with the provisions of this Agreement and with such procedures as may be from time to time adopted by the Trust and the Owner Trustee.

(e) The [initial] Certificates shall be substantially in the form of Exhibit A. The Certificates shall represent the entire beneficial interest in the Trust. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be duly issued, fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

(f) The Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates. The Certificates shall be [issued in fully-registered form in the minimum denomination of a 1.10% Percentage Interest].

(g) The terms of the Certificates set forth in Exhibit A shall form part of this Agreement. Certificate Owners, by their acceptance of a beneficial interest in a Certificate, shall be deemed to have made the representations and agreements set forth in Exhibit A. Each transferee of a beneficial interest in a Certificate shall deliver an undertaking letter in the form attached hereto as Exhibit C to the Owner Trustee and the Depositor.

Section 3.3 Execution, Authentication and Delivery. Concurrently with the sale of the Receivables to the Trust pursuant to the Trust Sale Agreement, the Owner Trustee shall cause Certificates representing the 100% beneficial interest in the Trust to be executed on behalf of the Trust, authenticated and delivered upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further limited liability company action by the Depositor. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee’s authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder and is duly issued, fully-paid, non-assessable and entitled to the benefits of this Agreement. All Certificates shall be dated the date of their authentication.

Section 3.4 Registration of Certificates; Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar[, as an agent of the Trust,] shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of

Certificates as provided herein. [    ] shall be the initial Certificate Registrar. Upon any resignation of a Certificate Registrar, the Owner Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar. [The entries in the Certificate Register shall be conclusive absent manifest error, and the Trust and Owner Trustee shall treat each Person whose name is recorded in the Certificate Register pursuant to the terms hereof as a Certificateholder hereunder for all purposes of this Trust Agreement. This Section 3.4 shall be construed so that the Certificates under this Trust Agreement are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations. The Certificate Registrar shall record (a) the Percentage Interest in all of the assets of and the right to distributions from, the Trust evidenced by each Certificate and (b) all distributions made to each Certificateholder with respect to the Trust’s assets.]

(b) [Any Certificateholder may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in the Certificates (including its right to distributions from the Reserve Account), provided that: (A) such transfer, conveyance or assignment is made to the Depositor or such entity pledges its rights and interests in the Certificates or (B) (i) such action will not result in a reduction or withdrawal of the rating of any class of Notes, (ii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholder, (iii) the conditions set forth in Section 3.4(i) through (l) and (t) have been satisfied and (iv) in connection with any transfer of less than all of the interests in the Certificates, the transferor and transferee shall specify the respective interests in the Certificates to be held by the transferor and transferee, which interests may be determined by a formula or on any other basis agreed by the transferor and transferee; and provided, further, that, after the [Initial] Closing Date, upon the initial sale, transfer, conveyance or assignment of an interest in the Retained Certificate to a Person other than the Depositor (or an Affiliate of the Depositor treated as the Depositor for federal income tax purposes), counsel satisfactory to the Administrator shall render an Opinion of Counsel to the Trust and the Depositor to the effect that such sale, transfer, conveyance or assignment by the Depositor would not cause the Trust to fail to qualify as a grantor trust for United States federal income tax purposes, provided, that if at such time of an initial transfer of an interest in the Retained Certificate, any Restricted Note is outstanding, instead of the previously described Opinion of Counsel, an Initial Certificate Transfer Opinion shall be delivered to the Indenture Trustee and the Depositor, and provided, further, that the opinions described above shall not be required if the Depositor sells, transfers, conveys or assigns such Retained Certificate to an Affiliate of the Depositor where such Retained Certificates transferred to such Affiliate represents all the issued Certificates of the Trust and the Affiliate (including a person treated as the Affiliate for federal income tax purposes) also owns all of the Restricted Notes. In addition, (i) such sale, pledge or other transfer shall be made to a person whom the transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A), acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the sale, pledge or other transfer is being made in reliance on Rule 144A, (ii) such sale, pledge or other transfer shall occur outside of the United States to a Non-U.S.

Person in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act and that person delivers any necessary certifications pursuant to this Agreement, or (iii) such sale, pledge or other transfer shall otherwise be made in a transaction exempt from the registration requirements of the Securities Act, in which case, (A) the Administrator shall require that both the prospective transferor and the prospective transferee certify to the Trust and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Administrator and the Depositor, and (B) the Administrator shall require a written opinion of counsel (which shall not be at the expense of the Depositor, the Administrator, the Servicer, the Trust or the Owner Trustee), satisfactory to the Depositor and the Administrator to the effect that such transfer will not violate the Securities Act.]

(c) If, after the [Initial] Closing Date, the Trust is no longer exempt from the reporting obligations under the CTA, each of the Certificateholders, including the beneficial owners of Book-Entry Certificates, upon its receipt of and for so long as it holds a Certificate or any interest therein, shall be deemed to agree to promptly provide to the Depositor (i) such Certificateholders’ current Percentage Interest in the Trust and (ii) any such personally identifying information and documentation as the Depositor may request in order to comply with the CTA reporting obligations with respect to the Trust. To the fullest extent permitted by applicable law, the Trust and the Depositor may conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received.

(d) In the event that the Depositor is not the sole Certificateholder following the [Initial] Closing Date, the Administrator will promptly notify the Certificate Paying Agent (as defined in Section 5.2 below) and prepare amendments (subject to the provisions regarding amendments in the applicable Basic Documents) to the Basic Documents to the extent necessary to reflect the establishment of the Certificate Distribution Account and the making of distributions to the Certificateholders and such other matters as shall be agreed between the Depositor and the Owner Trustee. The expense of the foregoing amendments shall be paid by the Administrator.

(e) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Percentage Interest in the Trust dated the date of authentication by the Owner Trustee or any authenticating agent.

(f) At the option of a Holder, Certificates may be exchanged for other Certificates of a like aggregate Percentage Interest in the Trust, as shown on the applicable Certificates, upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver) one or more Certificates dated the date of authentication by the Owner Trustee or any authenticating agent. Such Certificates shall be delivered to the Holder making the exchange.

(g) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing and such other documents and instruments as may be required by Section 3.4(b), or such other documentation the Trust, the Depositor, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent, the Paying Agent or the Administrator may reasonably require to comply with applicable law, including without limitation, the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations, the Financial Crimes Enforcement Network’s (FinCEN) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time (collectively, “Anti-Money Laundering Law”) and Applicable KYC Law (as defined in Section 9.16). Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or otherwise disposed of by the Owner Trustee or Certificate Registrar in accordance with its customary practice.

(h) The Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed and any other expenses of the Owner Trustee in connection with any transfer or exchange of Certificates.

(i) The Certificates may not be acquired by or for the account of a Benefit Plan other than an “insurance company general account,” as defined in Prohibited Transaction Class Exemption 95-60, whose underlying assets include, and for the entire period during which such Benefit Plan holds an interest in the Certificates, will include, less than 25% plan assets of any Benefit Plan, who is not and is not an affiliate of a person that has discretionary authority or control with respect to the assets of the Trust or provides investment advice for a fee (direct or indirect) with respect to the assets of the Trust, and for which the purchase and holding of Certificates is eligible for and satisfies all conditions for relief under Prohibited Transaction Class Exemption 95-60. The Certificates also may not be acquired by or for the account of an employee benefit plan or plan that is subject to Similar Law if its acquisition or holding of such Certificate would result in a violation of Similar Law or the assets of the Trust being subject to such Similar Law.

(j) [The Certificates may (A) only be acquired by or for the account of a Person who is a United States Person (within the meaning of Section 7701(a)(30) of the Code) and (B) not be acquired by or for the account of a Special Pass Through Entity. For the purposes of this Section 3.4(j), “Special Pass Through Entity” means a grantor trust, S corporation, or partnership (or a disregarded entity, the single owner of which is any of the foregoing) where more than 50% of the value of a beneficial owner’s interest in such pass through entity is attributable to the pass through entity’s interest in the Certificates.] [Each Certificateholder that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Owner Trustee, Paying Agent, and the Administrator on or prior to the date such person becomes a Certificateholder under this Agreement (and from time to time thereafter upon the reasonable request of the Owner Trustee, Paying Agent, or the Administrator), executed originals of Internal Revenue Service Form W-9 certifying that such Certificateholder is exempt from U.S. federal backup withholding tax. Each Certificateholder that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Owner Trustee, Paying Agent, and the Administrator on or prior to the date such person becomes a Certificateholder under this Agreement (and from time to time thereafter upon the reasonable request of the Owner Trustee, Paying Agent, or the Administrator), executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, and to the extent such Certificateholder is not the beneficial owner of the Certificate, Internal Revenue Service Form W-8IMY accompanied by Internal Revenue Service Form W-8BEN-E or W-8BEN (but in no event may an Internal Revenue Service Form W-8ECI be delivered or attached to a W-8IMY). In the case of a Certificateholder that is not a United States person (as defined in Section 7701(a)(30) of the Code) and provides an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or Internal Revenue Service Form W-8IMY accompanied with an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable) under this Section 3.4(j) in order to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code (instead of, for example, claiming the benefits of an income tax treaty to which the United States is a party), such Certificateholder (or in the case of a Certificateholder providing such Internal Revenue Service Form W-8IMY, the beneficial owner of the Certificate) hereby represents and warrants that it is not a (i) “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) “10 percent shareholder” of an obligor on a Receivable within the meaning of Section 881(c)(3)(B) or 871(h) of the Code (as the case may be) or (iii) “controlled foreign corporation” with respect to such an obligor described in Section 881(c)(3)(C) of the Code.]

(k) [Each Certificateholder or beneficial owner of a Certificate that would be subject to U.S. federal withholding tax imposed by FATCA if such person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), shall deliver to the Owner Trustee, Paying Agent, Administrator or any person designated by any of the foregoing (individually or collectively as the context may require, the “FATCA Administrator”) at the time or times prescribed by law and at such time or times reasonably requested by the FATCA Administrator such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the FATCA Administrator to comply with FATCA and to determine that such Certificateholder or beneficial owner of a Certificate has complied with such person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment to such person.]

(l) [No transfer of a Certificate shall be permitted if such transfer is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and any regulation thereunder.]

(m) [Each transferee of a Certificate understands that the Certificates are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, none of the Certificates have been or will be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the Certificates, such Certificates may only be offered, resold, pledged or otherwise transferred in accordance with this Agreement and the applicable legend on such Certificates set forth below.]

(n) [Each transferee of a Certificate understands that an investment in the Certificates involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. Each transferee acknowledges that it has had access to such financial and other information concerning the Trust and the Certificates as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Certificates. Each transferee acknowledges that it has such knowledge and experience in financial and business matters that the transferee is capable of evaluating the merits and risks of its investment in the Certificates, and the transferee and any accounts for which it is acting are each able to bear the economic risk of the holder’s or of its investment.]

(o) [No transferee of a Certificate will offer, transfer, pledge, sell or otherwise dispose of the Certificates or any interest in the Certificates to any Person in any manner, or solicit any offer to buy, transfer or otherwise dispose of the Certificates or any interest in the Certificates from any Person in any manner, or make any general solicitation by means of general advertising or in any other manner, or take any other action that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or any other applicable securities laws or require registration pursuant thereto, and will not authorize any Person to act on its behalf, in such manner with respect to the Certificates.]

(p) [In connection with the transfer of a Certificate, the Administrator shall determine in its sole discretion that the transfer complies with the requirements of Section 3.4(i) through 3.4(l) of this Agreement.]

(q) [Each transferee of a Certificate acknowledges that the Trust, the Owner Trustee, the Administrator, any initial purchaser or placement agent and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties and agreements in this Section 3.4 and agrees that if any of the acknowledgements, representations, warranties or agreements made by it in connection with its purchase of the Certificates are no longer accurate, the transferee will promptly notify the Trust, the Owner Trustee, the Administrator and any initial purchaser or placement agent.]

(r) [Each Certificateholder and each transferee of a Certificate acknowledges that the Certificates will bear a legend substantially to the following effect:

“THIS CERTIFICATE IS NOT NEGOTIABLE. THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS CERTIFICATE (OR INTEREST THEREIN) THE HOLDER OF THIS CERTIFICATE (OR SUCH INTEREST) IF, OTHER THAN THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR, IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE OWNER TRUSTEE THAT IT IS EITHER (A) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT AND IS ACQUIRING THIS CERTIFICATE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS OR NON-U.S. PERSONS).

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE IS MADE TO THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR, (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, [OR] (iii) [SUCH SALE, PLEDGE OR OTHER TRANSFER OCCURS OUTSIDE OF THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO TERMS OF THE TRUST AGREEMENT, OR (iv)] SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE OWNER TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE OWNER TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE DEPOSITOR, AND (B) THE OWNER TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR, THE ADMINISTRATOR, THE SERVICER, THE TRUST OR THE OWNER TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE OWNER TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.”]

(s) Each transferee of a Definitive Certificate shall deliver an undertaking letter in the form attached hereto as Exhibit C to the Owner Trustee, the Administrator and the Depositor.

(t) [After the [Initial] Closing Date, a Certificate (or beneficial interest therein) may not be sold or transferred to a Person that beneficially owns a Note (or interest therein) if such sale or transfer will result in such Person beneficially owning 100% of the Certificates of the Trust (and any other interest in the Trust treated as equity for United States federal income tax purposes); provided, however, that such sale or transfer shall be permitted if the transferee thereof covenants and agrees in writing, in form and substance satisfactory to the Administrator and Indenture Trustee, that it will not transfer its Certificates or Notes except upon prior delivery to the Indenture Trustee of an Opinion of Counsel substantially to the effect described in Section 2.4(j) of the Indenture and subject to any tracking conditions that may be imposed by the Administrator with respect to such Notes pursuant to Section 2.4(j) of the Indenture.]

Section 3.5 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of a like aggregate Percentage Interest in the Trust, as shown on the Certificate; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven (7) days shall be payable, then instead of issuing a replacement Certificate the Owner Trustee may make distributions to such destroyed, lost or stolen Certificate when so payable.

(b) If, after the delivery of a replacement Certificate or payment in respect of a destroyed, lost or stolen Certificate pursuant to Section 3.5(a), a protected purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment or distribution such original Certificate, the Owner Trustee shall be entitled to recover such replacement Certificate (and any distributions or payments made with respect thereto) or such payment or distribution from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

(c) In connection with the issuance of any replacement Certificate under this Section 3.5, the Owner Trustee may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith.

(d) Any duplicate Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional beneficial interest in the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

(e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.6 Persons Deemed Certificateholders. [Subject to the provisions of Section 3.4 herein,] prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar shall treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

Section 3.7 Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer and the Depositor, within fifteen (15) days after receipt by the Certificate Registrar of a request therefor from the Servicer or the Depositor in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.8 Maintenance of Corporate Trust Office. The Owner Trustee shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates its office located at [    ], [    ], as its principal office for such purposes. The Owner Trustee shall give prompt written notice, which notice may be via email, to the Depositor, to the Servicer and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.9 Appointment of Paying Agent. Except as otherwise provided in Section 5.2, the Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee and the Servicer; provided, however, that no such reports shall be required if and for so long as the Depositor is the sole Certificateholder. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be [    ], and any co-paying agent chosen by [    ]. [    ] shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Owner Trustee. If [    ] shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.3, 6.6, 6.7 and 6.9 shall apply to the Owner Trustee also in its role as Paying Agent or Certificate Registrar for so long as the Owner Trustee shall act as Paying Agent or Certificate Registrar and, to the extent applicable, to any other paying agent, certificate registrar or authenticating agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10 Depositor as Certificateholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee or its Affiliates as if it were not the Depositor.

Section 3.11 [Rule 144A Information. The Depositor shall, during any period in which a purchaser of the Certificates holds such Certificate and in which the Depositor is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Certificates in connection with any sale thereof and any prospective purchaser of Certificates from such holder, the information specified in Rule 144A(d)(4) under the Act.]

Section 3.12 [Definitive Certificates. If (i) the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and the Trust is unable to locate a qualified successor; (ii) the Administrator, at its option, advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (iii) Certificate Owners representing beneficial interests aggregating at least a majority of the Percentage Interests in the Trust advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificate by the Clearing Agency, accompanied by registration instructions, the Trust shall execute and the Owner Trustee shall authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Trust, the Certificate Registrar or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.]

Section 3.13 [Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the owner of a Certificate pursuant to Section 3.12, the Owner Trustee shall give all such notices and communications specified herein to be given to the Certificateholders to the Clearing Agency, and shall have no obligation to the beneficial owner of a Certificate.]

Section 3.14 Restrictions on Note Acquisitions. Neither a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Trust or a Certificate Owner nor a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1)) of either such expanded group shall acquire (or hold) any Notes from the Trust, any Affiliate, or through the marketplace prior to obtaining an Opinion of Counsel stating that (i) the acquisition or reacquisition of such Note will not cause the Trust, initially upon such acquisition or subsequent to the acquisition, to be classified as an association or publicly traded partnership treated as a corporation for federal income tax purposes and will not cause the Note to be recharacterized as stock pursuant to Treasury Regulations under Section 385 of the Code or otherwise cause the Trust [not to be classified as a grantor trust]. The preceding sentence shall not apply to (i) any U.S. corporate member of the same U.S. corporate affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes the Trust or every applicable Certificate Owner (the “Trust Consolidated Group”) or (ii) a partnership all of the partners of which are either such U.S. corporate members of the Trust Consolidated Group as described in clause (A) or partnerships all of the partners of which are such U.S. corporate members of the Trust Consolidated Group as described in clause (A). No member of any “expanded group” that includes the Trust or Certificate Owner (as defined in Treasury Regulation Section 1.385-1(b)(3)) or “controlled partnership” of such expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4)) shall transfer any Notes outside the expanded group prior to obtaining an Opinion of Counsel stating that the transfer of such Note will not cause the Trust to be classified as an association or publicly traded partnership treated as a corporation for federal income tax purposes and will not cause the Note to be recharacterized as stock pursuant to Treasury Regulations under Section 385 of the Code [or otherwise cause the Trust not to be classified as a grantor trust].

Section 3.15 OFAC Certification. The Depositor and each Certificateholder, including each purchaser and transferee of a Certificate hereunder, hereby covenant and represent, or shall be deemed to covenant and represent, that neither they nor any of their affiliates, subsidiaries, directors or officers (a) are the target or subject of any sanctions enforced by the U.S. Government, (including, the Office of Foreign Assets Control of the U.S. Department of the

Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (b) will use any payments made pursuant to this Agreement (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. The Owner Trustee shall not take action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholders in writing of the proposed action at least thirty (30) days and not more than forty-five (45) days before the taking of such action, and (ii) the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture);

(b) except as may be required under the Statutory Trust Act, the election by the Trust to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as Exhibit B;

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

(f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

Section 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Majority Certificateholders, to remove the Administrator under the Administration Agreement pursuant to Section 10 thereof, appoint a successor Administrator pursuant to Section 10 of the Administration Agreement, remove the Servicer under the Servicing Agreement pursuant to Section 7.02 thereof or, except as expressly provided in the Basic Documents, sell the Receivables or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Majority Certificateholders.

Section 4.3 Action by Certificateholders with Respect to Bankruptcy. Notwithstanding any prior termination of this Agreement, the Owner Trustee shall not have the power to commence a voluntary case under Title 11 of the United States Code or any successor provision relating to the Trust without the prior approval of the Majority Certificateholders and the delivery to the Owner Trustee by such Majority Certificateholders of a certificate certifying that such Majority Certificateholders reasonably believe that the Trust is insolvent; provided, however, that under no circumstances shall the Owner Trustee commence or join in commencing any such case prior to the date that is one year and one day after the termination of the Trust.

Section 4.4 Restrictions on Certificateholders’ Power. No Certificateholder shall direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement, including Section 2.3 of this Agreement, or any of the other Basic Documents, nor shall the Owner Trustee be obligated to follow any such direction, if given. The Certificateholders shall not and shall not direct the Owner Trustee to take action that would violate the provisions of Section 6.1 and, if given, the Owner Trustee shall not be obligated to follow any such direction.

Section 4.5 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement shall be effective if such action is taken or such consent is given or withheld by the Majority Certificateholders as of the close of the preceding Distribution Date. Except as expressly provided herein, any written notice, instruction, direction or other document of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by the Majority Certificateholders at the time of the delivery of such notice.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.1 Establishment of Certificate Distribution Account.

(a) Except as otherwise provided in Section 5.2, the Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account known as the Ally Auto Receivables Trust 20 - Certificate Distribution Account (the “Certificate Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Certificate Distribution Account shall initially be established as a segregated trust account with The Bank of New York Mellon Trust Company, N.A.

(b) The Certificateholders shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein, in the Indenture or in the Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee or the Paying Agent for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Servicer on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash or any investments to such new Certificate Distribution Account.

Section 5.2 Application of Trust Funds.

(a) On each Distribution Date, the Paying Agent or the Certificate Paying Agent (as defined below) shall distribute to the Certificateholders, on a pro rata basis, amounts equal to the amounts deposited in the Certificate Distribution Account pursuant to Section 4.06 and Section 4.07 of the Servicing Agreement (or, in the case of the Certificate Paying Agent, amounts to be paid by it as described below) on or prior to such Distribution Date. [Funds received by the Certificate Paying Agent or the Paying Agent by 1:00 p.m. (Eastern time) on any Distribution Date will be distributed to the Certificateholders on such Distribution Date. Each of the Certificate Paying Agent and the Paying Agent shall use its best efforts to distribute any funds received after 1:00 p.m. (Eastern time) on any Distribution Date to the Certificateholders as soon as reasonably possible, but neither the Certificate Paying Agent nor the Paying Agent shall be liable if such funds are not distributed until the next Business Day. Any funds received by the Certificate Paying Agent or the Paying Agent after 1:00 p.m. (Eastern time) shall be held uninvested in the Certificate Distribution Account until distributed to the Certificateholders, and neither the Certificate Paying Agent nor the Paying Agent shall be liable for any interest thereon.] Notwithstanding the foregoing or anything else to the contrary in this Agreement or the other Basic Documents, if and for so long as Certificates representing in the aggregate a 100% beneficial interest in the Trust are held by the Depositor, (i) no Certificate Distribution Account shall be required to be established or maintained and (ii) all distributions and payments on the Certificates (including the final distribution as contemplated by Section 7.1(c) hereof) required hereunder or under the Servicing Agreement shall be made directly to the Depositor by the Indenture Trustee, as the certificate paying agent (in such capacity, the “Certificate Paying Agent”) (whether or not the Servicing Agreement otherwise contemplates deposit into the Certificate Distribution Account) and the Owner Trustee and the Paying Agent shall have no duty or liability to see to such distribution or to monitor, supervise or perform the obligations of the Certificate Paying Agent.

(b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 4.09 of the Servicing Agreement on such Distribution Date; provided that no such statement shall be required to be sent by the Owner Trustee if and for so long as the Depositor is the sole Certificateholder.

(c) If any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2; provided that the Certificate Paying Agent or the Paying Agent shall not have an obligation to withhold any such amount if and for so long as the Depositor is the sole Certificateholder. The Certificate Paying Agent or the Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally payable by the Trust (but such authorization shall not prevent the Certificate Paying Agent or the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent or the Paying Agent may in its sole discretion withhold such amounts in accordance with this Section 5.2(c). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Certificate Paying Agent or the Paying Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Certificate Paying Agent or the Paying Agent for any out-of-pocket expenses incurred.

(d) If the Indenture Trustee holds escheated funds for payment to the Trust pursuant to Section 3.3(e) of the Indenture, the Owner Trustee shall, upon notice from the Indenture Trustee that such funds exist, submit on behalf of the Trust an Issuing Entity Order to the Indenture Trustee pursuant to Section 3.3(e) of the Indenture instructing the Indenture Trustee to pay such funds to or at the order of the Depositor.

Section 5.3 Method of Payment. Subject to Section 7.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the related Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Distribution Date or if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register [provided, however, that, unless and until Definitive Certificates have been issued pursuant to Section 3.12, with respect to Book-Entry Certificates registered on the applicable Record Date in the name of the Certificate Depository (initially, Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by the Certificate Depository].

Section 5.4 Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax return, file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as an entity described in Section 2.11 for federal income tax purposes, cause such tax returns to be signed in the manner required by law and collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. [The Owner Trustee (or, if the Depositor is the sole Certificateholder, the Administrator) shall annually cause to be sent to each Certificateholder a separate statement setting forth each such Certificateholder’s share of items of income, gain, loss, deduction or credit and will instruct each such Certificateholder to report such items on its federal income tax return. The Owner Trustee (or, if the Depositor is the sole Certificateholder, the Administrator) shall prepare or cause to be prepared the returns and information required by Treasury Regulations Section 1.671-5, as well as any other applicable provisions of law, to be provided and filed, as applicable, in the manner prescribed therein.] [If the Trust were to become a partnership in accordance with Section 2.11 or the Internal Revenue Service were to contend successfully that the Trust is not a disregarded entity but is rather a partnership for federal income tax purposes, the Trust shall allocate items of income, gain, deduction and loss to the partners of the Trust in accordance with their economic interests in the Trust. With respect to interest expense of the Trust, the Trust shall allocate to the Certificateholders their share of the entire amount of such interest expense.]

Section 5.5 Signature on Returns; Other Tax Matters. The Owner Trustee shall sign on behalf of the Trust any and all tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such [Certificateholder hereby agrees to sign such document and to cooperate fully with the reasonable requests of the Owner Trustee with respect thereto][documents shall be signed by the Depositor. To the extent one may be required, the Depositor shall be the “partnership representative” of the Trust pursuant to the Code and the “tax matters partner” for any applicable state or local tax purposes].

ARTICLE VI

THE OWNER TRUSTEE

Section 6.1 Duties of Owner Trustee.

(a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement.

(b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

(c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

(d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 6.1(d) shall not limit the effect of Section 6.1(a) or 6.1(b);

(ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, Section 4.2 or Section 6.4.

(e) Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

(f) [The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the Owner Trustee, cause the Trust to fail to qualify as a grantor trust for United States federal income tax purposes.] The Certificateholders shall not direct the Owner Trustee to take any action or themselves take any action that would violate the provisions of this Section 6.1.

Section 6.2 Rights of Owner Trustee. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends and directs in writing with respect to the Basic Documents.

Section 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created, [    ] acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents. The Owner Trustee shall not be liable or accountable hereunder or under any other Basic Document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct or in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall at no time have any responsibility or liability for, or with respect to, the legality, validity and enforceability of any Receivable, or the preparation, correctness, accuracy, existence, validity, perfection or priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection or priority, the preparation or filing any Securities Exchange Commission, Financial Crimes Enforcement Network, Internal Revenue Service (subject to Article V) or any other regulatory body filing for the Trust or the Receivables, or recording of this Agreement or any other Basic Document, or for, or with respect to, the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or to Noteholders under the Indenture, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any sub-servicer taken in the name of the Owner Trustee;

(b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Certificateholder;

(c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement other than as explicitly set forth herein or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for, or in respect of, the validity or sufficiency of the Notes, the Certificates (other than the certificate of authentication on the Certificates), the other Basic Documents, any Receivables or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

(f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Depositor or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement;

(g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(h) notwithstanding anything to the contrary contained herein or in any other Basic Document, and notwithstanding any Person’s right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated pursuant thereto, and the refusal to comply with any such instructions shall not constitute a default or breach under any Basic Document. In the event that the Owner Trustee, on behalf of the Trust, does not execute, deliver or certify any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, an Authorized Officer of the Administrator shall, on behalf of the Trust, execute, deliver or make such certification;

(i) the Owner Trustee shall not be personally liable for special, indirect, consequential or punitive damages, however styled, including lost profits;

(j) in no event shall the Owner Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Owner Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(k) the Owner Trustee shall have no responsibility to monitor or cause the Trust to comply with Regulation RR; and

(l) the Owner Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Owner Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Owner Trustee at the Corporate Trust Office of the Owner Trustee, and such notice references the Certificates or this Trust Agreement.

Section 6.4 Action upon Instruction by Certificateholders.

(a) Subject to Section 4.4, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.5.

(b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the other Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the other Basic Documents, and as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

Section 6.5 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

Section 6.6 Representations and Warranties of Owner Trustee. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a) It is a [    ] duly organized, validly existing and in good standing under the laws of the State of its incorporation. It has satisfied the eligibility requirements set forth in Section 6.13.

(b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee’s performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

(d) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 6.7 Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee may act directly or through its agents, attorneys, custodians or nominees (including [    ] who will perform administrative duties on behalf of [    ] as Owner Trustee) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

Section 6.8 Owner Trustee May Own Certificates and Notes. [    ] or any successor Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

Section 6.9 Compensation and Indemnity. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee, any paying agent, registrar, authenticating agent or co-trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and external counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee, any paying agent, registrar, authenticating agent or co-trustee and its successors, assigns, agents and servants in accordance with the provisions of Section 6.01 of the Servicing Agreement. The indemnities contained in this Section 6.9 shall survive the resignation or removal of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Article VI shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

Section 6.10 Replacement of Owner Trustee.

(a) The Owner Trustee may give notice of its intent to resign and be discharged from the trusts hereby created by giving notice thereof to the Administrator provided that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). If no successor Owner Trustee shall have been appointed pursuant to Section 6.10(b) and have accepted such appointment within thirty (30) days after the giving of such notice, the Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Administrator shall remove the Owner Trustee if:

(i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

(ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

(iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) the Owner Trustee shall otherwise be incapable of acting.

(b) If the Owner Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Owner Trustee for any reason, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

(c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective, and no such resignation shall be deemed to have occurred, until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator and all fees and expenses due to the outgoing Owner Trustee are paid. Costs associated with the resignation of the Owner Trustee and the appointment of a successor Owner Trustee will be borne by the Servicer. Any successor Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

(d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

(e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

Section 6.11 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Owner Trustee shall mail notice of such merger or consolidation to the Depositor, who promptly shall notify the Rating Agencies.

Section 6.12 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall, at the expense of the Servicer, have the power and shall, at the expense of the Servicer, execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person (in the name of the Trust and not in such Person’s name for the Trust, except to the extent otherwise required by, and in accordance with, Section 2.8), in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times satisfy the requirement of Section 26(a)(1) of the Investment Company Act. The Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Act; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or State authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating of at least [    ] by, or such other rating as is acceptable to, [Rating Agency] and at least [    ] by, or such other rating as is acceptable to, [Rating Agency]. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

Section 6.14 [Compliance with the FDIC Rule. The Owner Trustee acknowledges Section 12.1(a) of the Indenture and agrees to (i) perform the covenants set forth in Sections 12.5(b) and (g) and Section 12.6(c) of the Indenture applicable to it and (ii) use reasonable efforts to comply with any request of the Depositor or the Servicer to facilitate compliance with Article XII of the Indenture by the Ally Parties.]

Section 6.15 Notice of Events of Default. The Owner Trustee shall promptly give notice to each Certificateholder of any default or Event of Default of which it has been provided written notice pursuant to Section 6.5 of the Indenture.

ARTICLE VII

TERMINATION OF TRUST AGREEMENT

Section 7.1 Termination of Trust Agreement.

(a) The Trust shall dissolve in accordance with Section 3808 of the Statutory Trust Act immediately prior to the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Servicing Agreement (including the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 8.01(a) of the Servicing Agreement)[, the Interest Rate Swaps] and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust or this Agreement.

(c) Subject to Section 5.2(a), notice of any dissolution of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 8.01(c) of the Servicing Agreement, stating: (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated; (ii) the amount of any such final payment; and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

(d) If all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the written notice referred to in Section 7.1(c), the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the last Certificateholders of record and distributed by the Owner Trustee to the last Certificateholders of record, and the Owner Trustee shall have no further liability to the Certificateholders with respect thereto.

(e) Upon the winding up and termination of the Trust in accordance with Section 3808 of the Statutory Trust Act and this Section 7.1 at the written direction and expense of the Certificateholders, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act. Thereupon, this Agreement (other than Sections 6.9, 9.8 and 9.9) and the Trust shall terminate.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments Without Consent of Certificateholders or Noteholders. This Agreement may be amended by the Depositor and the Owner Trustee without the consent of any of the Noteholders or any other Persons who may be Certificateholders (but with prior notice to each of the Rating Agencies from the Depositor), to (i) cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Document, (iii) [add or supplement any credit enhancement for the benefit of the Noteholders of any class or the Certificateholders (provided that if any such addition shall affect any class of Noteholders differently from any other class of Noteholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders)[; provided that in the case of this clause (iii), the consent of the Certificateholders shall be required], (iv)] add to the covenants, restrictions or obligations of the Depositor or the Owner Trustee, [(iv)][(v)] evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VI and [(v)][(vi)] add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or Unaffiliated Certificateholders. [Notwithstanding anything to the contrary herein, an Opinion of Counsel shall be delivered to the effect that such amendment would not cause the Trust to fail to qualify as a grantor trust for United States federal income tax purposes.]

Section 8.2 Amendments With Consent of Certificateholders and Noteholders. This Agreement may be amended from time to time by the Depositor and the Owner Trustee with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and, if any Person other than the Depositor or an Affiliate of the Depositor holds any Certificates, the consent of the Majority Certificateholders as of the close of the preceding Distribution Date

(which consent, whether given pursuant to this Section 8.2 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon any Notes or Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) without the consent of the holder of the affected Note or Certificate, as applicable, increase or reduce the interest rate or principal amount of any Note or change any Distribution Date or the Final Scheduled Distribution Date of any Note or distributions on the Certificates (without the consent of the holders hereof), (b) increase or reduce the amount of the required Specified Reserve Account Balance without the consent of all of the Noteholders or Certificateholders then outstanding, (c) adversely affect the rating of any Securities by any of the Rating Agencies without the consent of the holders of two-thirds of the Outstanding Amount of an affected class of Notes or two-thirds of the Voting Interests of affected Certificates, as appropriate, each as of the close of the preceding Distribution Date or (d) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes and Certificates then outstanding. The Depositor shall furnish notice to each of the Rating Agencies prior to obtaining consent to any proposed amendment under this Section 8.2. [Notwithstanding anything to the contrary herein, an Opinion of Counsel shall be delivered to the effect that such amendment would not cause the Trust to fail to qualify as a grantor trust for United States federal income tax purposes.]

Section 8.3 Form of Amendments.

(a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or Section 8.2, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Unaffiliated Certificateholder and the Indenture Trustee.

(b) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Owner Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Unaffiliated Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Unaffiliated Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(c) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

(d) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided Percentage Interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their Percentage Interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 9.2 Limitations on Rights of Others. Except for Section 9.12, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 9.3 Derivative Actions. Any provision contained herein to the contrary notwithstanding, the right of any Certificateholder or Certificate Owner to bring a derivative action in the right of the Trust is hereby made expressly subject to the following limitations and requirements:

(a) such Certificateholder or Certificate Owner must meet all requirements set forth in the Statutory Trust Act; and

(b) no Certificateholder or Certificate Owner may bring a derivative action in the right of the Trust without the prior written consent of the Majority Certificateholders.

Section 9.4 Notices. All demands, notices and communications upon or to the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or the Rating Agencies under this Agreement shall be delivered as specified in Appendix B to the Servicing Agreement.

Section 9.5 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 9.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Section 9.7 Successors and Assigns.

(a) All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

(b) Notwithstanding anything to the contrary contained in this Agreement, this Trust Agreement may be assigned by the Depositor without the consent of any other Person, but with notice to the Rating Agencies to a corporation, limited liability company or other entity that is a successor (by merger, consolidation or purchase of assets) to the Depositor, or 25% or more of the voting interests of which is owned, directly or indirectly, by General Motors or by Ally Financial, provided that such entity executes an agreement of assumption, as provided in Section 3.03(a) of the Trust Sale Agreement.

Section 9.8 No Petition. The Owner Trustee by entering into this Trust Agreement and each Certificateholder or Certificate Owner, by accepting a Certificate (or interest therein) issued hereunder, hereby covenant and agree that they shall not (nor shall they join with or solicit another person to), prior to the day that is one year and one day after the termination of the Trust and of each other trust heretofore formed by the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke in any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust under a federal or State bankruptcy or insolvency proceeding.

Section 9.9 No Recourse. Each Certificateholder or Certificate Owner by accepting a Certificate (or any interest therein) acknowledges that such Person’s Certificate (or interest therein) represents beneficial interests in the Trust only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents. Except as expressly provided in the Basic Documents, none of the Depositor, the Servicer or the Owner Trustee in their respective individual capacities, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the distribution of any amount with respect to the Certificates or the Trust’s performance of, or omission to perform, any obligations or indemnifications contained in the Certificates, this Agreement or the other Basic Documents, it being expressly understood that such Certificateholder obligations have been made solely by the Trust. Each Certificateholder by the acceptance of a Certificate (or beneficial interest therein) agrees that except as expressly provided in the Basic Documents, in the event of nonpayment of any amounts with respect to the Certificates, it shall have no claim against any of the foregoing Persons for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Certificateholder and Certificate Owner is prohibited by, or declared illegal or otherwise unenforceable against any such Certificateholder or Certificate Owner under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Certificateholder or Certificate Owner is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Trust, each Certificateholder and Certificate Owner agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Section 9.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.12 Indemnification by and Reimbursement of the Servicer. The Owner Trustee acknowledges and agrees to reimburse (i) the Servicer and its directors, officers, employees and agents in accordance with Section 6.03(b) of the Servicing Agreement and (ii) the Depositor and its directors, officers, employees and agents in accordance with Section 3.04 of the Trust Sale Agreement. The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer’s obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in Section 6.01(a)(iv) of the Servicing Agreement.

Section 9.13 Effect of Amendment and Restatement. It is the intent of the parties hereto that this Trust Agreement shall, as of [    ], 20 , replace in its entirety the Original Trust Agreement; provided, however, that with respect to the period of time from [    ], 20    through [    ], 20    , the rights and obligations of the parties shall be governed by the Original Trust Agreement; and provided further, that the amendment and restatement of the Original Trust Agreement shall not affect any of the grants, conveyances or transfers contemplated by the Original Trust Agreement to have occurred prior to the date hereof.

Section 9.14 Information to be Provided by the Owner Trustee.

(a) The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1104(e), 1117, 1119 and 1121(c) of Regulation AB and Rule 15Ga-1 under the Exchange Act as it relates to the Owner Trustee or to the Owner Trustee’s obligations under this Agreement; provided that with respect to Rule 15Ga-1, and Items 1104(e) and 1121(c), the Owner Trustee shall not be deemed a “securitizer” under Regulation AB or under the Exchange Act.

(b) Except to the extent disclosed by the Owner Trustee in subsection (c) or (d) below, the Owner Trustee shall be deemed to have represented to the Depositor on the first day of each Monthly Period with respect to the prior Monthly Period that to the best of its knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against [    ] or any property of [    ] that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(c) The Owner Trustee shall, as promptly as practicable following notice to or discovery by the Owner Trustee of any changes to any information regarding the Owner Trustee as is required for the purpose of compliance with Item 1117 of Regulation AB, provide to the Depositor, in writing, such updated information.

(d) The Owner Trustee shall deliver to the Depositor on or before March 15 (or, if such date is not a Business Day, the next succeeding Business Day) of each year, beginning with March 15, 20[    ], a report of a representative of the Owner Trustee with respect to the immediately preceding calendar year certifying, on behalf of the Owner Trustee, that except to the extent otherwise disclosed in writing to Depositor, to the best of his or her knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against [    ] or any property of [    ] that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(e) The Owner Trustee shall deliver to the Depositor on or before March 15 (or, if such date is not a Business Day, the next succeeding Business Day) of each year, beginning with March 15, 20[    ], a report of a representative of the Owner Trustee with respect to the immediately preceding calendar year providing to the Depositor such information regarding the Owner Trustee as is required for the purpose of compliance with Item 1119 of Regulation AB. Such information shall include, at a minimum, a description of any affiliation between the Owner Trustee and any of the following parties to this securitization transaction, as such parties are identified to the Owner Trustee by the Depositor in writing in advance of this securitization transaction:

(i) the Depositor;

(ii) Ally Bank, as sponsor;

(iii) the Trust;

(iv) the Servicer;

(v) the Asset Representations Reviewer;

(vi) the Indenture Trustee;

(vii) [the Swap Counterparty;] and

(viii) any other material transaction party.

(f) In connection with the parties listed in clauses (i) through [(vii)] above, the Owner Trustee shall include a description of whether there is, and if so, the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this securitization transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset backed securities issued in this securitization transaction.

(g) The Owner Trustee shall provide the Depositor with notification, as soon as practicable and in any event within five Business Days, of all demands delivered to a Reporting Officer of the Owner Trustee for the repurchase [or replacement] of any Receivable pursuant to Section 2.04 of the Trust Sale Agreement or Section 2.11 of the Servicing Agreement, as applicable. Subject to this Section 9.14, the Owner Trustee shall have no obligation to take any other action with respect to any demand. Except as set forth in the Basic Documents, in no event shall the Owner Trustee have (i) any responsibility or liability in connection with any filing to be made by a securitizer under the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities except as expressly set forth in this Section 9.14.

Section 9.15 [Foreign Certificateholder Voting Restriction. To the extent (x) a Certificateholder is a United States person (as defined in Section 7701(a)(30) of the Code) (or a Certificate Owner holding its interest through a Certificateholder) and (y) Certificateholders that are not United States persons (as defined in Section 7701(a)(30) of the Code) (or Certificate Owners to the extent exercising a right to vote through Certificateholders) have 50% or more of the power by vote or otherwise to make a substantial decision regarding the Trust (as described in Treasury Regulation Section 301.7701-7(d)), the Certificateholders that are not United States persons (as defined in Section 7701(a)(30) of the Code) (or Certificate Owners exercising a right to vote through Certificateholders) shall, in the aggregate, be limited with respect to any such substantial decision to no more than 49% of that overall vote with such 49% voting power apportioned among such Certificateholders (or Certificate Owners) in accordance with each one’s respective share of the Percentage Interest (and the 51% remaining voting power apportioned among the Certificateholders (or Certificate Owners to the extent exercising a right to vote through Certificateholders) that are United States persons (as defined in Section 7701(a)(30) of the Code) in accordance with each one’s respective share of the Percentage Interest). For purposes of exercising a vote pursuant to this Section 9.15, the Certificateholder or a Certificate Owner holding its interest through a Certificateholder shall certify to the Administrator and the Owner Trustee as to whether it is a United States person (as defined in Section 7701(a)(30) of the Code) or a Certificate Owner holding its interest through a Certificateholder.]

Section 9.16 Anti-Money Laundering Law. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorism and money laundering activities (“Applicable KYC Law”), all financial institutions are required to obtain, verify and record information that identifies each person who opens an account. Accordingly, in order to comply with Applicable KYC Law, the Owner Trustee is required to obtain on or before closing and from time to time thereafter documentation to verify and record information that identifies each person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Trustees will ask for documentation to verify such Person’s formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). The Owner Trustee may, to the fullest extent permitted by applicable law, including Applicable KYC Law, conclusively rely on, and shall be fully protected and indemnified in relying on, any information received, and failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder which, at the sole option of the Owner Trustee, may result in the resignation of the Owner Trustee, the Certificate Registrar or the Paying Agent, in accordance with the terms hereof. The Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations and interpretive guidance issued thereunder (collectively, the “CTA”) may require the Trust to file certain reports with the Financial Crimes Enforcement Network after the date of this Trust Agreement. It shall be the Depositor’s (and not the Owner Trustee’s) duty to cause the Trust to make such filings and to cause the Trust to comply with its obligations under the CTA, if any. The parties hereto agree that for purposes of the CTA, one or more executive officer, senior officer, or senior manager, or any other individual who regularly performs similar functions, of the Depositor are and shall be deemed to be the parties with the power and authority to exercise substantial control over the Trust.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, hereunto duly authorized, as of the day and year first above written.

[ ],
as Owner Trustee and Paying Agent

By:
Name:
Title:

ALLY AUTO ASSETS LLC,
as Depositor

By:
Name:
Title:

Trust Agreement (AART 20 - )

EXHIBIT A

FORM OF [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION

S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE

NO. R-	% PERCENTAGE INTEREST

CUSIP: [__________]

SEE REVERSE FOR CERTAIN DEFINITIONS

[NO BENEFICIAL OWNER OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE DISTRIBUTIONS HEREIN UNLESS SUCH BENEFICIAL OWNER SHALL HAVE DELIVERED A CERTIFICATION IN THE FORM ATTACHED TO THE TRUST AGREEMENT TO CLEARSTREAM OR EUROCLEAR.

THE HOLDER OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) PRIOR TO THE EXCHANGE DATE EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE (OR INTEREST THEREIN) THE HOLDER OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE OWNER TRUSTEE THAT IT IS A NON-U.S. PERSON (AS DEFINED IN REGULATION S) WHO ACQUIRED THE CERTIFICATE OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH REGULATION S.]

THIS [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE IS NOT NEGOTIABLE. THIS [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE (OR INTEREST THEREIN) THE HOLDER OF THIS [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE (OR SUCH INTEREST) IF, OTHER THAN THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR, IS DEEMED TO

Ex. A-1

REPRESENT TO THE DEPOSITOR AND THE OWNER TRUSTEE THAT IT IS [A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS RULE 144A GLOBAL CERTIFICATE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).] [A NON-U.S. PERSON (AS DEFINED IN REGULATION S) WHO ACQUIRED THIS PERMANENT REGULATION S CERTIFICATE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S].

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) [SUCH SALE IS MADE TO THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR, (ii)] SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES [AFTER DUE INQUIRY] IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, [(ii)][(iii)] SUCH SALE, PLEDGE OR OTHER TRANSFER OCCURS OUTSIDE OF THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE TRUST AGREEMENT, [(iv) THIS TEMPORARY REGULATION S CERTIFICATE IS NO LONGER ELIGIBLE FOR RESALE PURSUANT TO RULE 144A OR REGULATION S,] OR [(iv)][(v)] SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE OWNER TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE OWNER TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE DEPOSITOR, AND (B) THE OWNER TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR, THE ADMINISTRATOR, THE SERVICER, THE TRUST OR THE OWNER TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE OWNER TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

THIS [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE (OR AN INTEREST HEREIN) MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (1) AN “EMPLOYEE BENEFIT PLAN,” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (2) A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (3) ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE

Ex. A-2

FOREGOING (EACH OF (1)-(3) ARE COLLECTIVELY REFERRED TO AS “BENEFIT PLANS”) OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”), WHOSE UNDERLYING ASSETS INCLUDE AND FOR THE ENTIRE PERIOD DURING WHICH SUCH PURCHASER HOLDS ITS INTEREST IN THIS CERTIFICATE, WILL INCLUDE, LESS THAN 25% PLAN ASSETS OF ANY BENEFIT PLAN, WHO IS NOT AND IS NOT AN AFFILIATE OF A PERSON THAT HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE TRUST OR PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO THE ASSETS OF THE TRUST, AND FOR WHICH THE PURCHASE AND HOLDING OF CERTIFICATES IS ELIGIBLE FOR AND SATISFIES ALL CONDITIONS FOR RELIEF UNDER PTCE 95-60. THIS [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE (OR AN INTEREST THEREIN) ALSO MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF AN EMPLOYEE BENEFIT PLAN OR PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) IF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE WOULD RESULT IN A VIOLATION OF SIMILAR LAW OR THE ASSETS OF THE TRUST BEING SUBJECT TO SUCH SIMILAR LAW. EACH HOLDER OF THIS [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE, BY ACCEPTING THIS [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT SUBJECT TO THE FOREGOING LIMITATIONS AND, IF REQUESTED TO DO SO BY THE DEPOSITOR, SUCH PERSON SHALL EXECUTE AND DELIVER TO THE OWNER TRUSTEE AN UNDERTAKING LETTER TO SUCH EFFECT IN THE FORM SPECIFIED IN THE TRUST AGREEMENT.

THE HOLDER OF THIS [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS AND TO THE EXTENT DESCRIBED IN THE SERVICING AGREEMENT.

IT IS THE INTENT OF THE DEPOSITOR, THE OWNER TRUSTEE AND THE CERTIFICATEHOLDERS THAT, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THE TRUST SHALL BE TREATED AS [A GRANTOR TRUST]. EXCEPT AS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, THE DEPOSITOR AND THE OTHER CERTIFICATEHOLDERS BY ACCEPTANCE OF A [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE AGREE TO TREAT, AND TO TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF, THE CERTIFICATES FOR SUCH TAX PURPOSES AS INTERESTS IN SUCH AN ENTITY AS DESCRIBED IN THE PREVIOUS SENTENCE.

Ex. A-3

EACH CERTIFICATEHOLDER OR CERTIFICATE OWNER BY ITS ACCEPTANCE OF A CERTIFICATE (OR AN INTEREST THEREIN) COVENANTS AND AGREES THAT SUCH CERTIFICATEHOLDER OR CERTIFICATE OWNER SHALL NOT (NOR SHALL IT JOIN WITH OR SOLICIT ANOTHER PERSON TO), PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE TRUST AND OF EACH OTHER TRUST HERETOFORE FORMED BY THE DEPOSITOR, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE TRUST TO INVOKE IN ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE TRUST UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE TRUST OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE TRUST UNDER A FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

EACH CERTIFICATEHOLDER OR CERTIFICATE OWNER BY ACCEPTING A CERTIFICATE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S CERTIFICATE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE TRUST ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THIS AGREEMENT, THE CERTIFICATES OR THE OTHER BASIC DOCUMENTS. EXCEPT AS EXPRESSLY PROVIDED IN THE BASIC DOCUMENTS, NONE OF THE DEPOSITOR, THE SERVICER OR THE OWNER TRUSTEE IN THEIR RESPECTIVE INDIVIDUAL CAPACITIES, OR ANY OF THEIR RESPECTIVE PARTNERS, BENEFICIARIES, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES OR SUCCESSORS OR ASSIGNS, SHALL BE PERSONALLY LIABLE FOR, NOR SHALL RECOURSE BE HAD TO ANY OF THEM FOR, THE DISTRIBUTION OF ANY AMOUNT WITH RESPECT TO THE CERTIFICATES OR THE TRUST’S PERFORMANCE OF, OR OMISSION TO PERFORM, ANY OBLIGATIONS OR INDEMNIFICATIONS CONTAINED IN THE CERTIFICATES, THIS AGREEMENT OR THE OTHER BASIC DOCUMENTS, IT BEING EXPRESSLY UNDERSTOOD THAT SUCH CERTIFICATEHOLDER OBLIGATIONS HAVE BEEN MADE SOLELY BY THE TRUST. EACH CERTIFICATEHOLDER BY THE ACCEPTANCE OF A CERTIFICATE (OR BENEFICIAL INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE BASIC DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE CERTIFICATES, IT SHALL HAVE NO CLAIM AGAINST ANY OF THE FOREGOING PERSONS FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH CERTIFICATEHOLDER AND CERTIFICATE OWNER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH CERTIFICATEHOLDER OR CERTIFICATE OWNER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A

Ex. A-4

RESULT, A CERTIFICATEHOLDER OR CERTIFICATE OWNER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE TRUST, EACH CERTIFICATEHOLDER AND CERTIFICATE OWNER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.

EACH CERTIFICATEHOLDER OR CERTIFICATE OWNER BY ITS ACCEPTANCE OF A CERTIFICATE (OR AN INTEREST THEREIN) ACKNOWLEDGES AND AGREES THAT THE PURPOSE OF ARTICLE XII OF THE INDENTURE IS TO FACILITATE COMPLIANCE WITH THE FDIC RULE BY ALLY BANK, THE DEPOSITOR, THE SERVICER AND THE TRUST AND THAT THE INTERPRETATIONS OF THE REQUIREMENTS OF THE FDIC RULE MAY CHANGE OVER TIME, WHETHER DUE TO INTERPRETIVE GUIDANCE PROVIDED BY THE FDIC OR ITS STAFF, CONSENSUS AMONG PARTICIPANTS IN THE ASSET-BACKED SECURITIES MARKETS, ADVICE OF COUNSEL, OR OTHERWISE, AND AGREES THAT THE PROVISIONS SET FORTH IN ARTICLE XII OF THE INDENTURE SHALL HAVE THE EFFECT AND MEANINGS THAT ARE APPROPRIATE UNDER THE FDIC RULE AS SUCH MEANINGS CHANGE OVER TIME ON THE BASIS OF EVOLVING INTERPRETATIONS OF THE FDIC RULE.

[EACH CERTIFICATEHOLDER OR CERTIFICATE OWNER BY ITS ACCEPTANCE OF A CERTIFICATE (OR AN INTEREST THEREIN) ACKNOWLEDGES AND AGREES THAT IF, AFTER THE [INITIAL] CLOSING DATE, THE TRUST IS NO LONGER EXEMPT FROM THE REPORTING OBLIGATIONS UNDER THE CTA, SUCH CERTIFICATEHOLDER OR CERTIFICATE OWNER, UPON ITS RECEIPT OF AND FOR SO LONG AS IT HOLDS A CERTIFICATE OR ANY INTEREST THEREIN, AGREES TO PROMPTLY PROVIDE TO THE DEPOSITOR (I) SUCH CERTIFICATEHOLDER’S OR CERTIFICATE OWNER’S CURRENT PERCENTAGE INTEREST IN THE TRUST AND (II) ANY SUCH PERSONALLY IDENTIFYING INFORMATION AND DOCUMENTATION AS THE DEPOSITOR MAY REQUEST IN ORDER TO COMPLY WITH THE CTA REPORTING OBLIGATIONS WITH RESPECT TO THE TRUST.]

[Unless this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange or payment, and any [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Ex. A-5

ALLY AUTO RECEIVABLES TRUST 20    -

ASSET BACKED CERTIFICATE

evidencing a fractional undivided Percentage Interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new or used automobiles and light trucks and sold to the Trust by Ally Auto Assets LLC.

(This [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate does not represent an interest in or obligation of Ally Bank, Ally Auto Assets LLC or any of their respective affiliates, except to the extent described in the Basic Documents.)

THIS CERTIFIES THAT          is the registered owner of a nonassessable, fully-paid fractional undivided Percentage Interest in Ally Auto Receivables Trust 20    -  (the “Trust”) formed by Ally Auto Assets LLC, a Delaware limited liability company (the “Depositor”).

The Trust was created pursuant to a Trust Agreement, dated as of [    ], 20    , between the Depositor, Ally Bank, as servicer, and [    ], as owner trustee (the “Owner Trustee”), as amended and restated as of [    ], 20    (as so amended and restated, the “Trust Agreement”), between the Depositor and the Owner Trustee, as owner trustee and paying agent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them or incorporated by reference in the Trust Agreement.

This [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is one of the duly authorized Certificates designated as Asset Backed Certificates (the “Certificates”). This [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the holder of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

Under the Trust Agreement there shall be distributed on the [15]th day of each month, or if such [15]th day is not a Business Day, the next Business Day, commencing on [    ] [15], 20    (each, a “Distribution Date”), to the Person in whose name this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is registered on the related Record Date, such amount as is provided in the Basic Documents. The “Record Date,” with respect to any Distribution Date, means [close of business on the day immediately preceding such Distribution Date] [the last day of the preceding Monthly Period].

The distributions in respect of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate shall be applied in respect of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate.

Ex. A-6

No transfer of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate shall be permitted if such transfer is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and any regulation thereunder.

The holder of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate acknowledges and agrees that its rights to receive distributions in respect of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Servicing Agreement.

[It is the intent of the Depositor, the Owner Trustee and the Certificateholders that, for United States federal income tax purposes, the Trust shall be treated as a grantor trust. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate agree to treat, and to take no action inconsistent with the treatment of, this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate for such tax purposes as interests in such a entity as described in the previous sentence.]

Each Certificateholder or Certificate Owner by its acceptance of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate (or an interest therein) covenants and agrees that such Certificateholder or Certificate Owner shall not (nor shall it join with or solicit another person to), prior to the date which is one year and one day after the termination of the Trust and of each other trust heretofore formed by the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke in any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or State bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust under a federal or State bankruptcy or insolvency proceeding.

[Each Certificateholder or Certificate Owner by its acceptance of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate (or an interest therein) acknowledges and agrees that the purpose of Article XII of the Indenture is to facilitate compliance with the FDIC Rule by Ally Bank, the Depositor, the Servicer and the Trust and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.]

Ex. A-7

Except as otherwise provided in the Trust Agreement, distributions on this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate shall be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder without the presentation or surrender of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate at the office maintained for such purpose by the Owner Trustee.

Reference is hereby made to the further provisions of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Servicing Agreement or be valid for any purpose.

THIS [TEMPORARY REGULATION S GLOBAL] [PERMANENT REGULATION S GLOBAL] [RULE 144A GLOBAL] CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Ex. A-8

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

Dated: [ ], 20	ALLY AUTO RECEIVABLES TRUST 20 -

	By:	[ ],
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[ ], not in its
individual capacity but solely as Owner
Trustee

By:
Name:
Title:

Ex. A-9

REVERSE OF CERTIFICATE

This [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate does not represent an obligation of, or an interest in, the Seller, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the other Basic Documents. In addition, this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the other Basic Documents. A copy of each of the other Basic Documents may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request. In the event of any conflict between the terms of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate and the terms of the other Basic Documents, the terms of the other Basic Documents shall govern.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Holders of the Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and the consent of the Majority Certificateholders as of the close of the preceding Distribution Date. Any such consent by the Holder of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate shall be conclusive and binding on such Holder and on all future Holders of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates or the Notes.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is registerable in the Certificate Register upon surrender of this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is [    ].

Ex. A-10

This [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is issuable only as a registered Certificate [in the minimum denomination set forth in the Trust Agreement]. As provided in the Trust Agreement and subject to certain limitations therein set forth, this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is exchangeable for a new Certificate in the same aggregate Percentage Interest [and nominal principal balance] requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this [Temporary Regulation S Global] [Permanent Regulation S Global] [Rule 144A Global] Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate in accordance with Article VII of the Trust Agreement.

Ex. A-11

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

NUMBER OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(please print or type name and address, including postal zip code, of assignee)

the within Certificate (Asset Backed Certificate No. R-  issued by Ally Auto Receivables Trust 20    - ), and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________ attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated: [ ], 20		*

Signature Guaranteed:
*

*

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

Ex. A-12

EXHIBIT B

CERTIFICATE OF TRUST

OF ALLY AUTO RECEIVABLES TRUST 20    -

THIS Certificate of Trust of Ally Auto Receivables Trust 20    -  (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the      “Act”).

1.	Name. The name of the statutory trust formed hereby is Ally Auto Receivables Trust 20 — .

2.	Delaware Trustee. The name and address of the trustee of the Trust having its principal place of business in the State of Delaware are [ ], [ ], [ ].

3.	Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this certificate of trust in accordance with Section 3811(a)(1) of the Act.

[ ], not in its individual
capacity but solely as Owner Trustee

By:
Name:
Title:

Ex. B

EXHIBIT C

FORM OF UNDERTAKING LETTER

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

[    ],

as Owner Trustee of Ally Auto Receivables Trust 20    -

[    ]

[    ]

Ladies and Gentlemen:

In connection with our purchase of record or beneficial ownership of the R-    Asset Backed Certificate (the “Certificate”) of Ally Auto Receivables Trust 20    - , the undersigned purchaser, record owner or beneficial owner hereby acknowledges, represents and warrants that such purchaser, record owner or beneficial owner:

(1) (a) is not, and has not acquired the Certificate by or for the account of, (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (ii) a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) any entity deemed to hold plan assets of the foregoing (each of (i) – (iii) are collectively referred to as “Benefit Plans”) other than an “insurance company general account,” as defined in Prohibited Transaction Class Exemption 95-60, whose underlying assets include, and for the entire period during which the record owner or beneficial owner holds an interest in the Certificates, will include, less than 25% plan assets of any Benefit Plan, who is not and is not an affiliate of a person that has discretionary authority or control with respect to the assets of the Trust or provides investment advice for a fee (direct or indirect) with respect to the assets of the Trust, and for which the purchase and holding of Certificates is eligible for and satisfies all conditions for relief under Prohibited Transaction Class Exemption 95-60, and (b) if it is acquiring or holding the Certificate with the assets of an employee benefit plan or plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code, its acquisition or holding of the Certificate will not result in a violation of such similar law or the assets of the Trust being subject to such similar law;

(2) did not acquire such Certificate through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and any regulation thereunder;

(3) if such person is a United States person (as defined in Section 7701(a)(30) of the Code), agrees to deliver to the Owner Trustee, Paying Agent and the Administrator on or prior to the date such person becomes a Certificateholder under this Agreement (and from time to time thereafter upon the reasonable request of the Owner Trustee, Paying Agent or the Administrator), executed originals of Internal Revenue Service Form W-9 certifying that such Certificateholder is exempt from U.S. federal backup withholding tax;

Ex. C-1

(4) if such person is not a United States person (as defined in Section 7701(a)(30) of the Code), agrees to deliver to the Owner Trustee, Paying Agent and the Administrator on or prior to the date such person becomes a Certificateholder under this Agreement (and from time to time thereafter upon the reasonable request of the Owner Trustee, Paying Agent or the Administrator), executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, and to the extent such Certificateholder is not the beneficial owner of the Certificate, Internal Revenue Service Form W-8IMY accompanied by Internal Revenue Service Form W-8BEN-E or W-8BEN (but in no event may an Internal Revenue Service Form W-8ECI be delivered or attached to a W-8IMY);

(5) if such person is not a United States person (as defined in Section 7701(a)(30) of the Code) and provides an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or Internal Revenue Service Form W-8IMY accompanied with an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable) under Section 3.4(j) of the Trust Agreement in order to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code (instead of, for example, claiming the benefits of an income tax treaty to which the United States is a party), such Certificateholder (or in the case of a Certificateholder providing such Internal Revenue Service Form W-8IMY, the beneficial owner of the Certificate) hereby represents and warrants that it is not a (i) “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) “10 percent shareholder” of an obligor on a Receivable within the meaning of Section 881(c)(3)(B) or 871(h) of the Code (as the case may be) or (iii) “controlled foreign corporation” with respect to an obligor on a Receivable described in Section 881(c)(3)(C) of the Code;

(6) if subject to U.S. federal withholding tax imposed by FATCA if such person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), agrees to deliver to the Owner Trustee, Paying Agent, Administrator or any person designated by any of the foregoing (individually or collectively as the context may require, the “FATCA Administrator”) at the time or times prescribed by law and at such time or times reasonably requested by the FATCA Administrator such documentation prescribed by applicable law (including without limitation as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the FATCA Administrator to comply with FATCA and to determine that such Certificateholder or beneficial owner of a Certificate has complied with such person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment to such person;

(7) does not own, have any interest in or will not acquire any of the Notes or an interest therein unless such purchaser, record owner or beneficial owner has complied with Section 3.14 of the Trust Agreement;

Ex. C-2

(8) agrees, in compliance with Section 3.4(c) of the Trust Agreement, that if after the [Initial] Closing Date the Trust is no longer exempt from the reporting obligations under the CTA, such purchaser, record owner or beneficial owner shall promptly provide to the Depositor (i) such person’s current Percentage Interest in the Trust and (ii) any such personally identifying information and documentation as the Depositor may request in order to comply with the CTA reporting obligations with respect to the Trust; and

(9) acknowledges that you and others will rely on our acknowledgments, representations and warranties made in connection with our purchase of record or beneficial ownership of the Certificate and agrees to notify you promptly in writing if any of our representations or warranties herein cease to be accurate and complete.

Ex. C-3

Name of Certificate Owner

By:

Name:
Title:
Date:

Ex. C-4